                                                                EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                IMMUNOGEN, INC.,

                      BIOTECHNOLOGY VENTURE PARTNERS, L.P.,

                         BIOTECHNOLOGY VALUE FUND, L.P.,

                         BIOTECHNOLOGY VALUE FUND, LTD.

                                       AND

                              INVESTMENT 10, L.L.C.

                            ------------------------

                                DECEMBER 10, 1997

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made this 10th day of December, 1997 by and among ImmunoGen, Inc., a Massachusetts corporation (the "Company"), Biotechnology Venture Partners, L.P. ("BVP"), a Delaware limited partnership, Biotechnology Value Fund, L.P. ("BVF 1"), a Delaware limited partnership, Biotechnology Value Fund, Ltd. ("BVF 2"), a Cayman Island corporation and Investment 10, L.L.C. ("I10"), an Illinois limited liability company (collectively BVP, BVF 1, BVF 2 and I10 are referred to as the "Investor").

      WHEREAS, the Company desires to issue and sell to Investor and Investor desires to acquire shares (the "Preferred Shares") of the Company's Series E convertible preferred stock, par value $.01 per share, convertible into shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), and having the designations, powers, preferences, and other terms set forth on EXHIBIT A hereto;

      WHEREAS, the Company desires to issue and sell to Investor and Investor desires to acquire common stock purchase warrants substantially in the form of EXHIBIT B hereto (each, a "Warrant" and collectively, the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Warrant Shares");

      WHEREAS, the Company and the Investor desire to set forth certain matters to which they have agreed relating to the Warrants and the Preferred Shares;

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                  ARTICLE I -- ISSUANCE AND TERMS OF IMMUNOGEN
                  --------------------------------------------
                          WARRANTS AND PREFERRED SHARES
                          -----------------------------

      SECTION 1.1 AUTHORIZATION OF IMMUNOGEN WARRANTS AND PREFERRED SHARES. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance of the Preferred Shares and the Warrants pursuant to this Agreement.

      SECTION 1.2 PURCHASE AND SALE OF PREFERRED SHARES. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company contained herein, the Investor agrees to purchase from the Company and the Company agrees to sell to the Investor, for a purchase price of three million dollars ($3,000,000), an aggregate of 2,400 Preferred Shares on the Closing Date (as hereinafter defined).

      SECTION 1.3 PURCHASE AND SALE OF WARRANTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company and the Investor contained herein, the Investor agrees to acquire from the Company and the Company agrees to issue to the Investor the Warrants on the Closing Date.

      SECTION 1.4 PAYMENT. The Investor agrees to make payment of $1,000,000 and $2,000,000 for the 800 and 1,600 Preferred Shares being delivered at the Initial Closing (as hereinafter defined) and Final Closing (as hereinafter defined), respectively, by certified check or wire transfer on the applicable Closing Date to an account specified by the Company.

                              ARTICLE II -- CLOSING
                              ---------------------

      SECTION 2.1 CLOSING. Subject to the satisfaction of the conditions set forth in Articles VI and VII hereof, (i) the initial closing for $1,000,000 (the "Initial Closing") shall take place at a place and time (the "Initial Closing Date") mutually agreed by the Company and the Investor, but in any event no later than December 10, 1997; and (ii) the final closing for $2,000,000 (the "Final Closing") shall take place (the "Final Closing Date") within three (3) business days after the Company delivers to BVF, Inc. (the "BVF Representative")
* that has been previously furnished to the BVF Representative. Unless stated otherwise, as hereinafter used the terms Initial Closing and Final Closing shall be referred to as the "Closing" and the Initial Closing Date and Final Closing Date shall be referred to as the "Closing Date." At each Closing, (a) the Company shall deliver to the Investor one or more stock certificates registered in their names for an aggregate of 800 and 1,600 Preferred Shares, respectively, against payment to the Company of the purchase price therefor pursuant to
Section 1.4, and (b) the Company shall deliver to the Investor the applicable portion of the Warrant registered in their name to purchase the number of shares indicated therein.

      SECTION 2.2 VOTING RIGHTS. After the completion of the Final Closing and as long as the Investor owns at least fifty percent (50%) of the aggregate Preferred Shares and each such Investor owns at least 50% of the Warrants issued to it at the Closing, the BVF Representative shall have the right within five
(5) calendar days (the "Approval Period") after its receipt from the Company of a term sheet for a proposed transaction involving the licensing by the Company to a third party (with a market capitalization of at least $500 million as set forth on such party's most recent reported filing) of rights with respect to the Company's * (a "* Collaboration") to approve the Company entering into such * Collaboration, but only if such * Collaboration provides for earned royalties payable to the Company (net of royalties payable by the Company to the licensors of *) which are less than * of Net Sales (as defined below), such approval to not be unreasonably withheld. If the BVF Representative gives written notice within the Approval Period that it does not approve of such * Collaboration, then the Company shall not enter into the proposed agreement with respect thereto. "Net Sales" shall (i) mean the actual selling prices of * charged by ImmunoGen or its sublicensee, in bona fide sales to third parties, as per invoices covering such sales, less all trade and cash discounts, rebates, allowances, returns, free goods and replacements actually granted, shipping costs, insurance, and taxes and other governmental charges, except income taxes, applicable to sales, then paid by ImmunoGen or its affiliates or (ii) be as negotiated in good faith between the Company and such sublicensor and set forth in such sublicense agreement, whichever is less.


-------------------
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

      SECTION 2.3 REDEMPTION RIGHTS. In the event BVF Representative does not approve the * Collaboration, the Company may, at its option, redeem all of the outstanding Preferred Shares. The redemption price for each Preferred Share redeemed pursuant to this Section 2.3 shall be the original stated value per share of $1,250.00 (the "Redemption Price"). The Redemption Price set forth in this Section 2.3 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Shares.

      Each holder of the Preferred Shares to be redeemed shall immediately surrender the certificate(s) representing such shares to the Company and upon such redemption each Investor shall immediately surrender 50% of the Warrants originally issued to such Investor at the Closing. Regardless of the surrender of the Warrants, upon the payment of the Redemption Price as described below such Warrants subject to surrender and the Preferred Shares to be redeemed will be void and of no value. The Company shall pay the Redemption Price for such shares as set forth in this Section 2.3 to the order of the person whose name appears on such certificate(s) via certified check or wire transfer. Each surrendered certificate and Warrants shall be cancelled and retired.

      SECTION 2.4 LEGEND. The certificates representing the Warrants and the Preferred Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), such legend to be substantially as follows:

      "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 ("ACT"), OR (B) THE COMPANY SHALL HAVE REASONABLY REQUESTED AND RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS."

          ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          ------------------------------------------------------------

      The Company hereby represents and warrants to the Investor that, as of the date of this Agreement, the following are true and correct:


-------------------
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

      SECTION 3.1 ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has full corporate power and authority to enter into, deliver, and perform its obligations and undertakings under this Agreement. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      SECTION 3.2 CAPITALIZATION. The Company's entire authorized capital stock consists of: 50,000,000 shares of ImmunoGen Common Stock, and 5,000,000 shares of Preferred Stock, $.01 par value per share (the "ImmunoGen Preferred Stock"). All of the Company's outstanding shares of ImmunoGen Common Stock and ImmunoGen Preferred Stock are listed on SCHEDULE 3.2 hereto and are validly issued, fully paid, and non-assessable. The ImmunoGen Common Stock and the ImmunoGen Preferred Stock have the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in the Company's Restated Articles of Organization, as amended. The Preferred Shares are senior in liquidation preference to all outstanding shares of the ImmunoGen Common Stock and all other outstanding shares of the ImmunoGen Preferred Stock. As of November 12, 1997, the Company had 1,151,222 shares of ImmunoGen Common Stock available for issuance under the Company's Restated Stock Option Plan (the "Stock Plan"). Other than as indicated on SCHEDULE 3.2 hereto or in the SEC Reports (as hereinafter defined), the Company does not have outstanding any option, warrant, purchase right, subscription right, stock appreciation right, phantom stock right, profit participation right, agreement or other commitment to issue or to acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock, and the Company has not given any person any right to acquire from the Company or sell to the Company any shares of its capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

      SECTION 3.3 VALIDITY OF THIS AGREEMENT. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement, and the issue, sale and delivery of the Preferred Shares, the Common Stock, the Warrants and the Warrant Shares have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights and remedies and subject to general principles of equity. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement and the issuance, sale and delivery of the Preferred Shares, the Common Stock, the Warrants and the Warrant Shares will not (i) conflict with, or result in any breach of any of the terms of, or constitute a default under, the Restated Articles of Organization or By-laws of the Company, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, instrument, covenant or other restriction or arrangement to which the Company is a party or by which it or any of its properties or assets is bound.

      SECTION 3.4 GOVERNMENTAL CONSENT, ETC. Except for filings, consents, permits, approvals and authorizations which will be obtained by the Company prior to the Closing and which are set forth in SCHEDULE 3.4 no consent, approval, authorization or other order of, action by, filing with, or notification to any governmental authority is required under existing law or regulation in connection with the execution, delivery and performance of the Agreement or the offer, issue, sale or delivery of the Preferred Shares, the Common Stock, the Warrants and the Warrant Shares pursuant to the Agreement or the consummation of any other transactions contemplated thereby.

      SECTION 3.5 VALID ISSUANCE OF PREFERRED SHARES, COMMON STOCK, WARRANTS AND WARRANT SHARES. When issued and delivered against payment therefor in accordance with the terms and conditions of this Agreement and EXHIBIT B hereto, the Preferred Shares, the Common Stock, the Warrants and the Warrant Shares shall be
(i) duly authorized and validly issued, fully paid and non-assessable and (ii) not subject to any preemptive rights, liens, claims or encumbrances, or other restrictions on transfer or other agreements or understandings with respect to the voting of the Common Stock or the Warrant Shares, except as set forth in this Agreement or EXHIBIT B hereto.

      SECTION 3.6 FINANCIAL STATEMENTS. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act during the period from June 30, 1997 to the date of this Agreement (the "SEC Reports") have been furnished to the Investor. The audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended June 30, 1997, including the notes relating thereto, disclose all material liabilities of the Company as of the date thereof, except as set forth on SCHEDULE 3.6(a) hereto. Such financial statements, including the notes relating thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Said financial statements and related notes fairly present the financial position and the results of operations and cash flow of Company as of the respective dates thereof and for the periods indicated. Since June 30, 1997, there has not been any material adverse change in the business, financial condition, operations, results of operations, assets, employee relations, customer or supplier relations or future prospects of the Company, except continuing operating losses, depletion of cash resources and changes in the ordinary course of business and except for the sale of the Company's Warrants to BioChem Pharma (International) Inc. in July 1997.

      SECTION 3.7 NO VIOLATION. Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby will violate any constitution, statute, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court known to the Company to which the Company is subject, or any provision of its Restated Articles of Organization or By-Laws.

      SECTION 3.8 *

      SECTION 3.9 TITLE TO ASSETS. The Company has such title to its property and such rights and franchises as are necessary to operate the Company in the manner contemplated by this Agreement.

      SECTION 3.10 SECURITIES LAWS. All notices, filings, registrations or qualifications under state securities or "blue sky" laws which are required in connection with the offer, issue and delivery of the preferred shares pursuant to this Agreement, if any, have been or will be completed by the Company.

          ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
          ------------------------------------------------------------

      The Investor hereby acknowledges, represents, warrants and agrees as follows:

      SECTION 4.1 AUTHORITY OF INVESTOR; VALIDITY OF THIS AGREEMENT. The Investor has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance by the Investor of this Agreement, and the purchase of the Warrants and the Preferred Shares have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles. The execution, delivery and performance of this Agreement and the purchase of the Warrants and the Preferred Shares will not conflict with, or result in a material breach of any of the terms of, or constitute a material default under, any charter, by-law, agreement, instrument, covenant or other restriction to which the Investor is a party or by which it or any of its properties or assets is bound.

      SECTION 4.2 INVESTMENT REPRESENTATIONS. The Investor hereby acknowledges, represents, warrants and agrees as follows:

      The Investor has reviewed the SEC Reports and the financial statements contained therein. The Investor acknowledges that the Company has made available to the Investor all documents and information that it has requested relating to the Company and have provided answers to all of its questions concerning the Company and the Warrants and the Preferred Shares. In evaluating the suitability of the acquisition of the Warrants and the Preferred Shares hereunder, the Investor has not relied upon any representations or other information (whether oral or written) other than as set forth in the SEC Reports or in this Agreement.


-------------------
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

      The Investor is an "accredited investor" as defined in Rule 501(a)(3) of the Securities Act.

      The Investor understands that the offering of the Warrants and the Preferred Shares has not been registered under the Securities Act or the securities laws of any state or other jurisdiction and that such Warrants and the Preferred Shares must be held indefinitely unless an exemption from registration is available. The Investor understands that the offering and sale of the Warrants and the Preferred Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 3(b), Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Investor contained in this Agreement and the Company may rely on such representations, warranties and agreements in connection therewith. The Investor will not transfer the Warrants and the Preferred Shares in violation of the provisions of any applicable Federal or state securities statute.

      The Investor is acquiring the Warrants and the Preferred Shares for investment, and not with a view to the resale or distribution thereof; it has no present intention of selling, negotiating, or otherwise disposing of the Warrants and the Preferred Shares. The Investor's financial condition and investments are such that it is in a financial position to hold the Warrants and the Preferred Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Warrants and the Preferred Shares. In addition, by virtue of its expertise, the advice available to it, and its previous investment experience, the Investor has sufficient knowledge and experience in financial and business matters, investments, securities, and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.

                ARTICLE V -- CONDITIONS TO INVESTOR'S OBLIGATIONS
                -------------------------------------------------

      SECTION 5.1 CONDITIONS TO CLOSING ON CLOSING DATE. The obligation of the Investor to purchase and pay for the Warrants and the Preferred Shares on each Closing Date is subject to the following:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company made herein shall be true, correct and complete on and as of each Closing Date with the same force and effect as if they had been made on and as of each Closing Date.

      (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to each Closing Date shall have been performed or complied with.

      (c) OPINION OF COMPANY'S COUNSEL. The Investor shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, substantially in the form of EXHIBIT C hereto.

      (d) CORPORATE PROCEEDINGS; CONSENTS, ETC. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and its counsel, each of whom shall have received all such originals or certified or other copies of such documents as each may reasonably request.

      (e) NO PROCEEDING. No action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any transaction contemplated hereby or thereby.

      (f) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Warrants and the Preferred Shares (except as otherwise provided in this Agreement).

      (g) OFFICER'S CERTIFICATE DELIVERED BY COMPANY. The Company shall have delivered to the Investor a certificate, dated the Closing Date and signed by the Chief Executive Officer or the President of the Company, to the effect that each of the conditions to be satisfied by the Company pursuant to this Section
5.1 on or before each Closing Date has been duly satisfied.

      (h) CERTIFICATE OF VOTE. A Certificate of Vote of Directors Establishing a Series of a Class of Stock having the terms set forth on EXHIBIT A hereto (the "Certificate of Vote") shall have been filed with the Secretary of State of the Commonwealth of Massachusetts upon the Initial Closing.

      (i) REGISTRATION AGREEMENT. The Company and the Investor shall have executed and delivered a Registration Agreement in the form of EXHIBIT D hereto.

      (j) NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of the Company since the date of signing of the Agreement.

      (k) LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Investor.

              ARTICLE VI -- CONDITIONS TO THE COMPANY'S OBLIGATIONS
              -----------------------------------------------------

      SECTION 6.1 CONDITIONS TO CLOSING. The obligation of the Company to issue the Warrants and the Preferred Shares, respectively, to the Investor on each Closing Date is subject to the following:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor made herein shall be true, correct and complete in all respects on and as of each Closing Date with the same force and effect as if they had been made on and as of each Closing Date.

      (b) NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

      (c) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Warrants and the Preferred Shares (except as otherwise provided in this Agreement).

                     ARTICLE VII -- COVENANTS OF THE COMPANY
                     ---------------------------------------

      SECTION 7.1 FURNISHING OF INFORMATION. As long as the Investor owns Preferred Shares, Common Stock, the Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Investor with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Investor annual and quarterly reports comparable to those required by
Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

      SECTION 7.2 INFORMATION WITH RESPECT TO THE SECURITIES. As long as the Investor owns Preferred Shares, Common Stock, Warrants, or Warrant Shares, the Company covenants to provide such information as is reasonably requested by the Investor related to the terms of such securities.

      SECTION 7.3 ADDITIONAL EQUITY CAPITAL; RIGHT TO PARTICIPATE. (a) The Company agrees that, during the period beginning on the date hereof and ending on the earlier of (i) December 10, 2000 and (ii) the conversion into Common Stock, or sale or transfer by the Investor, of at least fifty percent (50%) in the aggregate of the Series E Preferred Stock issued at the Closing, if the Company closes any transaction with any party in which the Company issues New Securities, the Investor shall have the right to purchase from the Company within five business days following the later of (i) notice from the Company of the closing of the transaction and (ii) the closing of the transaction such number of securities with the same terms and conditions as the New Securities (except as described below) as is necessary to maintain the Investor's percentage ownership in the Company at the level immediately prior to the issuance of such New Securities; provided that in the event that issuance of securities similar to such New Securities to the Investor in the amount contemplated above would result in an issuance in violation of Rule 4460(i) of the NASDAQ Stock Market (or any successor or replacement provision thereof) then the purchase price, conversion price or exercise price of the securities issued to the Investor will be the market price of such securities on the date of issue. The Investor's percentage ownership for purposes of the rights set forth in this section is the ratio of the number of shares of common stock owned by the Investor prior to the issuance of the New Securities to the total number of shares of common stock of the Company prior to the issuance of the New Securities, determined on a fully converted, fully diluted basis.

      (b) "New Securities" shall mean any capital stock (including common stock and/or preferred stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include; (i) securities purchased under this Agreement; (ii) securities issued upon conversion of the Series E Preferred Stock; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization; (iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) securities issued in a public offering pursuant to a registration under the Securities Act; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above; provided further however that
(y) securities described in clause (v) above shall constitute New Securities if
(i) they are issued pursuant to an option, plan, agreement or arrangement not granted or in effect on the date of this Agreement and (ii) they constitute, together with all other securities of the Company outstanding described in clause (v), more than 20% of the Company's common stock, determined on a fully converted, fully diluted basis and (z) if New Securities are issued in light of clause (y) hereof, the Investor's rights to participate shall consist of the right to exercise such options, on the terms set forth in the options, on the date of grant of the options.

                  ARTICLE VIII -- SURVIVAL AND INDEMNIFICATION
                  --------------------------------------------

      8.1 SURVIVAL. Notwithstanding any examination made by or on behalf of any party hereto, the knowledge of any party or the acceptance by any party of any certificate or opinion, each representation, warranty or covenant contained herein shall survive the Closing and shall be fully effective and enforceable for two years after the Closing.

      8.2   INDEMNIFICATION.
            ----------------

      (a) The Company shall indemnify the Investor, its shareholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and expenses) which may be suffered or incurred by any of them as a result of a breach of any representation, warranty or covenant made by the Company in this Agreement;

      (b) The Investor, jointly and severally, agrees to indemnify the Company and its shareholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) which may be suffered or incurred by it as a result of any breach of any representation, warranty, or covenant made by the Investor in this Agreement; and

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the occurrence of the facts and circumstances giving rise to such claim. The failure of any person to deliver the notice required by this Section 8.2(c) shall not in any way affect the indemnifying party's indemnification obligation hereunder except and only to the extent that the indemnifying party is actually prejudiced thereby. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel or pay its own expenses. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           ARTICLE IX -- MISCELLANEOUS
                           ---------------------------

      SECTION 9.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

      If to the Investor:  BVF Representative
                           c/o Biotechnology Value Fund, L.P.
                           One Sansom Street, 39th Floor
                           San Francisco, CA 94104
                           Attn: Mr. Mark Lampert
                           Fax: 415-288-2394

      With a copy to:      Sidley & Austin
                           875 Third Avenue
                           New York , NY 10022
                           Attn: David Ridl, Esq.
                           Fax: 212-906-2021

      If to the Company:   ImmunoGen, Inc.
                           333 Providence Highway
                           Norwood, MA  02062
                           Attn: Chief Executive Officer
                           Fax: (781) 255-9679

      With a copy to       Mintz Levin, Cohn, Ferris,
                            Glovsky and Popeo, P.C.
                           One Financial Center
                           Boston, Massachusetts 02111
                           Attn: Jonathan L. Kravetz, Esq.
                           Fax: (617) 542-2241

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, one (1) day after the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the 5th business day following the day such mailing is made.

      SECTION 9.2 ENTIRE AGREEMENT. This Agreement, including exhibits, or other documents referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      SECTION 9.3 AMENDMENTS. The terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure therefrom granted, only by written consent of the Company and the Investor. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

      SECTION 9.4 ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party. Neither this Agreement nor any or all of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred or otherwise disposed of by operation of law or otherwise, to any third person without the prior written consent of the other party, and any attempted assignment, delegation, sale, transfer, or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section 9.4 shall be void and without force or effect. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

      SECTION 9.5 BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

      SECTION 9.6 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

      SECTION 9.7 SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall be interpreted as if such provision were so excluded and shall nevertheless remain in full force and effect.

      SECTION 9.8 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

      SECTION 9.9 NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

      SECTION 9.10 EXPENSES. Except as provided in Section 8.2, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

      SECTION 9.11 BROKERS. Each of the parties hereto represents and warrants to the other that no broker, finder or financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any other broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

      SECTION 9.12 CONFIDENTIALITY. The Investor acknowledges and agrees that any information or data it has acquired from the Company, which is clearly designated in writing as confidential and is not otherwise properly in the public domain, was received in confidence. The Investor agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

      SECTION 9.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 9.14 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and the Investor will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII).



               [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement this 10th day of December, 1997.

                                    IMMUNOGEN, INC.



                                    By: /s/ Mitchel Sayare
                                        ----------------------------------------
                                    Name:  Mitchel Sayare
                                    Title: Chief Executive Officer

                                    BIOTECHNOLOGY VENTURE PARTNERS, L.P.

                                    By: BVF Partners L.P., its general partner

                                    By: BVF, Inc. its general partner


                                    By: /s/ Mark N. Lampert
                                        ----------------------------------------
                                        Mark N. Lampert, President

                                    BIOTECHNOLOGY VALUE FUND, L.P.

                                    By: BVF Partners L.P., its general partner

                                    By: BVF, Inc. its general partner


                                    By: /s/ Mark N. Lampert
                                        ----------------------------------------
                                        Mark N. Lampert, President

                                    BIOTECHNOLOGY VALUE FUND, LTD.


                                    By: /s/ Mark N. Lampert
                                        ----------------------------------------
                                        Mark N. Lampert, Director

                                    INVESTMENT 10 L.L.C.

                                    By: Grosvenor Multi-Strategy Fund, L.P.,
                                    its Member

                                    By: Grosvenor Capital Management, L.P.,
                                    its general partner

                                    By: Grosvenor Capital Management, Inc.,
                                    its general partner


                                    /s/ Paul Meister
                                    --------------------------------------------
                                    Paul Meister, Vice President